Exhibit 99.1

Sonida Senior Living, Inc.

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3(a), 3(b), and 4.

Proposal	For	Against	Abstain
1. Proposal to approve an amendment to the Amended and Restated Certificate of Incorporation (the "SNDA Charter") of Sonida Senior Living, Inc. ("SNDA"), to increase the number of authorized shares of common stock (the "Authorized Share Increase Proposal").	☐	☐	☐
2. Proposal to approve the issuance of shares of SNDA common stock pursuant to the Agreement and Plan and Merger between SNDA and CNL Healthcare Properties, Inc. and the related Investment Agreements (the "Stock Issuance Proposal").	☐	☐	☐
3. Proposal to approve and adopt amendments to the SNDA Charter to provide for:			
(a) procedures regarding advance notice of shareholder nominations for the election of directors and other business to be brought before any meeting of shareholders to be as set forth in SNDA's bylaws; and	☐	☐	☐
(b) customary limitations on indemnification and expense advancement for directors and officers.	☐	☐	☐
4. Proposal to approve the adjournment of the SNDA special meeting, if necessary, to permit the solicitation of additional proxies in the event that there are insufficient votes on the Authorized Share Increase Proposal and/or the Stock Issuance Proposal presented to SNDA shareholders.	☐	☐	☐

This proxy will be voted as directed herein by the undersigned stockholder.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – Sonida Senior Living, Inc. 14755 Preston Road, Suite 810 Dallas, Texas 75254 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brandon M. Ribar and Tabitha T. Bailey, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all the shares of the common stock and the Series A preferred stock of Sonida Senior Living, Inc. (“SNDA”), held of record by the undersigned on [], at the Special Meeting of Stockholders of SNDA to be held [at SNDA’s Corporate Office at 14755 Preston Road, Suite 810, Dallas, Texas 75254] on [] at [] [A/PM] Central Time, and any postponement(s) or adjournment(s) thereof. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH FOR THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. (Continued and to be marked, dated and signed, on the other side) B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. / / C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.